Exhibit 23(ii)

Gerald Einhorn

1751 East Oakridge Drive

Salt Lake City, Utah 84106

Telephone (801) 575-8073, Ext. 102

Facsimile (801) 575-8092

June 23, 2008

Gilbert Burciaga, Chief Executive Officer

Providence Resources, Inc.

5300 Bee Caves Rd, Bldg 1 Suite 240

Austin, Texas 78746

Gentlemen,

The undersigned hereby consents to the use of his opinion dated May 1, 2007 as an exhibit to your post-effective amendment of your registration statement to be filed with the United States Securities and Exchange Commission on Form S-1.

/s/ Gerald Einhorn

Gerald Einhorn